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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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        Date of report (Date of earliest event reported): March 31, 2003

                                   IMPATH INC.
               (Exact Name of Registrant as Specified in Charter)

            Delaware                       0-27750               13-3459685
(State or Other Jurisdiction of    (Commission File Number)   (I.R.S. Employer
         Incorporation)                                      Identification No.)

 521 West 57th Street, New York, New York                        10019
 (Address of Principal Executive Offices)                     (Zip Code)

                                 (212) 698-0300
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.    Other Events

      As a result of the continuing review of its business, and in an effort to further realize operational efficiencies, IMPATH Inc. (the "Company") eliminated approximately 69 current staff positions effective March 31, 2003. The reductions were applied across all areas of the Company's business, with a focus on the fair and equitable treatment of the Company's valuable employee base. The reduction was determined to be an important step in the Company's ongoing initiative to improve the Company's overall business performance and achieve operational excellence. The Company does not believe the reduction will have any impact on its current service levels, and remains committed to strengthening its overall organization while providing the most efficient and cost effective services possible.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 31, 2003                          IMPATH INC.


                                               By: /s/ Richard Rosenzweig
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                                                   Name: Richard Rosenzweig
                                                   Title: Secretary and General
                                                          Counsel